As filed with the U.S. Securities and Exchange Commission on September 19, 2013

Registration Statement No. 333-191050

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Identive Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	77-0444317
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1900 Carnegie Avenue, Building B

Santa Ana, California 92705

Tel.: (949) 250-8888

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jason Hart

Chief Executive Officer

Identive Group, Inc.

1900 Carnegie Avenue, Building B

Santa Ana, California 92705

Tel.: (949) 250-8888

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Barbara A. Jones, Esq.

Greenberg Traurig, LLP

One International Place

Boston, Massachusetts 02110

Tel.: (617) 310-6000

Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders named in this prospectus are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated September 19, 2013

PROSPECTUS

Identive Group, Inc.

19,689,026 Shares of Common Stock

This prospectus relates to the offer and sale by the selling stockholders identified in this prospectus, and any of their respective pledgees, donees, transferees or other successors in interest, of up to 19,689,026 shares of common stock of Identive Group, Inc. The 19,689,026 shares of common stock covered by this prospectus include the following:

•	8,348,471 shares of common stock issued to selling stockholders in a private placement on August 14, 2013;

•	8,348,471 shares of common stock issuable upon the exercise of warrants to purchase common stock at an exercise price of $1.00 per share issued in the private placement;

•	1,000,000 shares of common stock issued to the Company’s non-U.S. placement agent as compensation for its services outside the United States in connection with the placement of securities to non-U.S. investors;

•	1,000,000 shares of common stock issuable upon the exercise of warrants to purchase common stock at an exercise price of $1.00 per share issued to the Company’s non-U.S. placement agent as compensation for its services outside the United States in connection with the placement of securities to non-U.S. investors; and

•	992,084 shares of common stock issuable upon the exercise of a warrant to purchase common stock at an exercise price of $0.712 per share issued to Hercules Technology Growth Capital, Inc., or Hercules, on August 7, 2013 as partial compensation for entering into an amendment to our Loan and Security Agreement with Hercules. All references in this prospectus to “selling stockholders” shall include the non-U.S. placement agent and Hercules, unless the context otherwise requires.

The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders; however, we will receive the sale price of any common stock we sell to the selling stockholders upon exercise of the warrants, if exercised for cash. We will pay the expenses of registering these securities.

Our common stock is listed on The NASDAQ Global Market under the symbol “INVE” and on the Frankfurt Stock Exchange under the symbol “INV.” On September 17, 2013, the last reported sale price of our common stock on The NASDAQ Global Market was $0.74 per share. We urge you to obtain current market quotations for our common stock.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2013.

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus.

PROSPECTUS SUMMARY

This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors.”

Unless the context otherwise requires, references in this prospectus to “Identive Group,” “we,” “us” and “our” refer to Identive Group, Inc. and its subsidiaries.

Identive Group, Inc.

We provide secure identification, or Secure ID, solutions that allow people to gain access to buildings, networks, information, systems and services – while ensuring that the physical facilities and digital assets of the organizations they interact with are protected. Through internal development and targeted acquisitions, we have built a platform of foundational identification technologies, including smart card-based security encryption technology and radio frequency identification, or RFID, contactless communication technology. We leverage our expertise in these core identification technologies to offer a comprehensive range of Secure ID products, systems and services that help to manage the identification and granting of defined privileges to people: as consumers, employees, students or citizens.

Our offerings include hardware and software products, integrated systems and services to address the global markets for identity management, physical and logical/cyber access control, customized ID solutions and a host of RFID and near field communication, or NFC, -enabled applications. We serve a global customer base in the government, enterprise, consumer, education, healthcare and payment sectors. Our business model is principally focused on strong technology-driven organic growth based on both established markets and emerging opportunities for Secure ID. We operate in two segments, “Identity Management Solutions & Services,” or Identity Management, and “Identification Products & Components,” or ID Products:

•	In our Identity Management segment we design, supply, implement and manage integrated solutions, systems and services in diverse markets that enable the secure management of credentials used for the identification of people and the granting of rights and privileges based on defined policies. Our Identity Management offerings include: integrated physical and logical (i.e., PC, network or cyber) access control and security systems and cloud-based credential management systems, which we refer to collectively as our Identity Management & Cloud Solutions; customized ID Solutions that include multi-function IDs, cashless and mobile payment systems and other solutions; and our Tagtrail™ NFC content management platform. Our Identity Management end-customers operate in the government, education, enterprise and commercial markets and can be found in multiple vertical market segments including public services administration, law enforcement, healthcare, banking, industrial, retail and critical infrastructure. Our Identity Management solutions primarily are offered under the Identive™ brand. We also use HIRSCH™ and idOnDemand™ as product sub-brands, Multicard™ as our brand for regional ID Solutions offerings in select markets, and payment solution™ and JustPay™ for our payment offerings in the sports stadium and festival markets.

•	In our ID Products segment we design and manufacture both standard and highly specialized smart card technology-based products and components (which we refer to as ID Infrastructure products) and RFID products and components, including NFC offerings (which we refer to as Transponder products), which are used in the government, enterprise and consumer markets for a number of identity-related applications, including logical access, physical access, eHealth, eGovernment, electronic ID, mobile payment, loyalty schemes, mobile advertising, and transportation and event ticketing. Our ID Infrastructure offerings include readers and terminals based on both contact and contactless smart card technology as well as readers for RFID and NFC applications, all of which are sold under the Identive brand. Our Transponder products include RFID and NFC inlays and inlay-based tags, labels, stickers and cards. Collectively, we refer to our ID Infrastructure and Transponder offerings as Identification Products, which we sell under the Identive brand and under some product specific brands, including CHIPDRIVE®, SmartCore™ and Smartag™.

Each of the business areas within Identive conducts its own sales and marketing activities in the markets in which it competes, primarily utilizing its own sales and marketing organization to solicit prospective channel partners and customers, provide technical advice and support with respect to products, systems and services, and manage relationships with customers, distributors and OEMs. Increasingly, we also leverage common resources between business areas to optimize our sales and marketing efforts across multiple regions and market opportunities. The majority of our sales are made through indirect sales channels that may include dealers, systems integrators, value added resellers, resellers or Internet sales.

The Offering

Common stock offered by selling stockholders

19,689,026 shares of our common stock, par value $0.001, including the following:

•      9,348,471 shares issued to the selling stockholders in the private placement described in “—Private Placement of Common Stock and Warrants” below, 1,000,000 of which were issued as compensation to the non-U.S. placement agent;

•      9,348,471 shares issuable upon the exercise of warrants to purchase common stock at an exercise price of $1.00 per share issued to the selling stockholders in the private placement, 1,000,000 of which were issued as compensation to the non-U.S. placement agent (includes an indeterminate number of shares issuable upon exercise of the warrant, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended, or the Securities Act); and

•      992,084 shares issuable upon the exercise of a warrant to purchase common stock at an exercise price of $0.712 per share issued to Hercules Technology Growth Capital, Inc. on August 7, 2013 as partial compensation for entering into an amendment to our Loan and Security Agreement with Hercules Technology Growth Capital, Inc.

Common stock outstanding (as of September 1, 2013)	73,093,082 shares

Use of proceeds	We will not receive any of the proceeds from the sale of our common stock by the selling stockholders; however, we will receive the sale price of any common stock we sell to the selling stockholders upon exercise of the warrants, if exercised for cash. We will use the proceeds from such sale for working capital and general corporate purposes.

Nasdaq Global Market symbol	INVE

Private Placement of Common Stock and Warrants

On August 14, 2013, we entered into subscription agreements, or the Agreements, with certain accredited and other qualified investors, or the selling stockholders, in connection with the private placement of an aggregate of 8,348,471 units at a price of $0.85 per unit. Each unit consists of one share of our common stock and one warrant to purchase common stock at an exercise price of $1.00 per share. The gross proceeds of the sale were approximately $7.1 million before deduction of expenses in connection with the private placement of approximately 10% of the gross proceeds. The Agreements provide that selling stockholders had the option to withdraw their investment, without deduction of penalty or interest, if the gross proceeds at closing were less than $8 million; however, substantially all selling stockholders waived such option prior to closing and the offering closed on August 15, 2013.

The sale was made to accredited investors in the United States and to accredited and other qualified investors internationally in reliance upon available exemptions from the registration requirements of the Securities Act including Section 4(a)(2) thereof and Regulation D and Regulation S thereunder, as well as comparable exemptions under applicable state and foreign securities laws. We agreed to promptly file a registration statement with the Securities and Exchange Commission, or SEC, to register the resale of the shares and shares of common stock issuable upon exercise of the warrants. The private placement was made pursuant to definitive subscription agreements between us and each selling stockholder. American Stock Transfer & Trust Company, LLC, the registrar and transfer agent for our common stock, is the registrar and transfer agent for the warrants.

The warrants have a term of four years and will not be exercisable until February 15, 2014, the date that is six months following the date of closing of the private placement. The number of shares issuable upon exercise of the warrants is subject to adjustment for any stock dividends, stock splits or distributions by us, or upon any merger or consolidation or sale of our assets, tender or exchange offer for the common stock, or a reclassification of the common stock.

iTell AG, a Swiss-regulated entity, acted as our placement agent in connection with offers and sales of units outside the United States. iTell AG received cash compensation at closing of 10% of the gross proceeds secured from the sale of units to non-US investors introduced by the placement agent and accepted by us. In addition, under the terms of the engagement, iTell AG also received bonus compensation in the form of warrants to purchase 1,000,000 shares of common stock and 1,000,000 shares of common stock on the same terms as those sold to investors in the offering (including registration rights) since the gross proceeds received from the non-US investors introduced by the placement agent exceeded $5 million. The placement agent is also entitled to reimbursement of legal fees and expenses up to $50,000. The securities were issued to the placement agent in reliance upon available exemptions from the registration requirements of the Securities Act, including Regulation S thereunder.

Issuance of Warrants in Connection with Amendment to Loan and Security Agreement

On August 7, 2013, we entered into an amendment, or the Third Amendment, to our Loan and Security Agreement, or the Loan Agreement, with Hercules Technology Growth Capital, Inc., or Hercules, pursuant to which amendments were made to the Loan Agreement to (i) permit us to prepay a portion of the outstanding Advances (as defined in the Loan Agreement), in addition to allowing full prepayment of the Advances, by paying the applicable prepayment charge together with the pro-rated End of Term Charge (as defined in the Loan Agreement), and (ii) restate the minimum quarterly EBITDA financial covenant thresholds for fiscal year 2013. In addition, a provision was added requiring us to secure net proceeds of at least $6 million from sales of our equity securities between the period from July 1, 2013 through August 31, 2013.

As partial consideration for the Third Amendment, the Company issued to Hercules on August 7, 2013 a warrant to purchase such number of shares of the Company’s common stock equal to the quotient derived by dividing (a) $706,364 by (b) the Exercise Price. The Exercise Price is defined in the warrant as the lowest of (a) $0.712, the closing price of the Common Stock on NASDAQ on August 6, 2013, (b) $0.81, the VWAP measured over the thirty (30) Business Day period ending August 6, 2013), or (c) the effective price per share in the equity raise described in the Third Amendment, per share. We refer to this warrant herein as the Hercules warrant. The warrant was issued in reliance upon the exemptions from the registration requirements under the Securities Act of 1933, as amended, in accordance with Section 4(a)(2) thereof. The term of the warrant is five years and contains usual and customary terms.

RISK FACTORS

Investing in our common stock involves significant risks. Please see the risk factors under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as amended, and revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, each of which are on file with the SEC and are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus includes and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from those indicated by these forward-looking statements. These important factors include the factors that we identify in the documents we incorporate by reference in this prospectus, as well as other information we include or incorporate by reference in this prospectus. See “Risk Factors.” You should read these factors and other cautionary statements made in this prospectus, and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in the prospectus, and in the documents incorporated by reference. We do not assume any obligation to update any forward-looking statements made by us, except as required by U.S. federal securities laws.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the selling stockholders. Other than the Hercules warrant, the warrants will not be exercisable until February 15, 2014, the date that is six months after August 15, 2013, the date of closing, at which time the warrants will become exercisable on a cashless basis or a cash basis at each selling stockholder’s sole discretion. The Hercules warrant is exercisable at any time on a cashless basis or a cash basis at its sole discretion. With respect to the warrants other than the Hercules warrant, we will receive the exercise price of $1.00 per share with respect to any common stock we sell to selling stockholders who opt to exercise the warrants for cash. With respect to the Hercules warrant, we will receive the exercise price of $0.712 per share with respect to any common stock we sell to Hercules if it opts to exercise the warrant for cash. If all of the warrants are exercised for cash, we will receive gross proceeds of approximately $10.1 million, which we currently intend to use for working capital and general corporate purposes. However, we will not receive any cash proceeds from the sale of our common stock to selling stockholders who opt to exercise the warrants on a cashless basis.

SELLING STOCKHOLDERS

This prospectus relates to the resale by the selling stockholders named below, from time to time, of up to 19,689,026 shares of our common stock issued to the selling stockholders in the transaction described in “Prospectus Summary—Private Placement of Common Stock and Warrants” and “—Issuance of Warrants in Connection with Amendment to Loan and Security Agreement.” The 19,689,026 shares of common stock covered by this prospectus include (i) 9,348,471 shares issued to the selling stockholders in the private placement, 1,000,000 of which were issued as compensation to the non-U.S. placement agent; (ii) 9,348,471 shares issuable upon exercise of warrants to purchase common stock issued to the selling stockholders, of which warrants 1,000,000 were issued as compensation to the non-U.S. placement agent; and (iii) 992,084 shares issuable upon exercise of a warrant to purchase common stock issued to Hercules. Other than the Hercules warrant, the warrants have an exercise price of $1.00 per share. The Hercules warrant has an exercise price of $0.712 per share, has a term of five years and is exercisable at any time. Other than the Hercules warrant, the warrants have a term of four years and will not be exercisable until February 15, 2014, the date that is six months from the date of closing of the private placement.

The following table provides information regarding the selling stockholders and the number of shares of common stock each selling stockholder is offering under this prospectus, including shares of common stock issuable upon the exercise of warrants held by each selling stockholder. We have prepared this table based on information furnished to us by or on behalf of the selling stockholders, which we have not independently verified. Under the rules of the SEC, beneficial ownership includes shares over which the indicated beneficial owner exercises voting or investment power. Beneficial ownership is determined under Section 13(d) of the Exchange Act, and generally includes voting or investment power with respect to securities, including any securities that grant the selling stockholder the right to acquire common stock within 60 days of September 19, 2013, unless otherwise noted. Although the warrants are not exercisable until February 15, 2014, the shares issuable upon the exercise of such warrants are nonetheless included in the aggregate beneficial ownership amounts set forth in the table below. Unless otherwise indicated in the footnotes below, we believe that the selling stockholders have sole voting and investment power with respect to all shares beneficially owned.

None of the selling stockholders has held any position or office, or has otherwise had a material relationship, with us or any of our subsidiaries within the past three years other than as described in “Prospectus Summary” above.

The shares reflected in the table below may be sold by the selling stockholders, by those persons or entities to whom they transfer, donate, devise, pledge or distribute their shares or by other successors in interest. The information regarding shares beneficially owned after this offering assumes the sale of all shares offered by each of the selling stockholders. The selling stockholders may sell less than all of the shares listed in the table. In addition, the shares listed below may be sold pursuant to this prospectus or in privately negotiated transactions. Accordingly, we cannot estimate the number of shares the selling stockholders will sell under this prospectus.

Percentage of beneficial ownership in the table below is based on 73,093,082 shares of our common stock outstanding as of September 1, 2013. Since the date on which they provided us with the information below, the selling stockholders may have sold, transferred or otherwise disposed of some or all of their shares in transactions exempt from the registration requirements of the Securities Act. None of the selling stockholders is a broker-dealer regulated by the Financial Industry Regulatory Authority, Inc., nor is it affiliated with such a broker-dealer. The selling stockholders acquired their respective shares in the ordinary course of such selling stockholder’s business and, at the time of the acquisition of the shares to be resold pursuant to this prospectus, the selling stockholders had no agreements or understandings, directly or indirectly, with any person to distribute them.

Name of Selling Stockholder	Common Stock Beneficially Owned Prior to the Offering (1)	Common Stock Offered Pursuant to this Prospectus	Common Stock Owned Upon Completion of this Offering (2)	Percentage of Common Stock Owned Upon Completion of this Offering
Christopher Basta	285,294	235,294	50,000	*
William D. Davis Trust	470,588	470,588	0	*
The Seraph Foundation, Inc.	1,176,470	1,176,470	0	*
Lincoln Park Capital Fund, LLC	2,425,459	1,176,470	1,248,989	2%
Kanz Foundation	2,352,942	2,352,942	0	*
Antares Holding AG	1,000,000	1,000,000	0	*
Levanda Stiftung	705,882	705,882	0	*
Christian Eigen	235,294	235,294	0	*
Gerd Brachmann	625,288	470,588	154,700	*
Sandro de Luca	206,588	70,588	136,000	*
Jürgen Röser	152,942	152,942	0	*
Familie Bank Beteiligungs GmbH	152,942	152,942	0	*
Martin Bara	25,882	25,882	0	*
Thomas Enge	94,118	94,118	0	*
Elisabeth Rietzler	1,791,706	1,764,706	27,000	*
Rupicabra Invest UG	588,236	588,236	0	*
Alexander Köhler	41,500	24,000	17,500	*
Dr. Cornelius Boersch (3)	10,627,802	2,117,648	8,510,154	12%
Link Holding GmbH	941,176	941,176	0	*
Bernd Waltermann	470,588	470,588	0	*
Dr. Claus Martin	470,588	470,588	0	*
Gade Family Trust	515,588	470,588	45,000	*
Thomas Ebeling	941,176	941,176	0	*
Egbert Willam	588,236	588,236	0	*
iTell AG	2,000,000	2,000,000	0	*
Hercules Technology Growth Capital, Inc.	992,084	992,084	0	*

*	Less than 1% of outstanding shares of common stock.
(1)	Includes an aggregate of 9,348,471 shares of common stock issued to the selling stockholders and 10,340,555 shares of common stock underlying warrants issued to selling stockholders. Although the warrants other than the Hercules warrant are not exercisable until February 15, 2014, the shares issuable upon the exercise of such warrants are nonetheless included in this column as if such warrants were exercisable within 60 days. Therefore, the shares issuable upon exercise of the warrants are deemed outstanding for computing the percentage ownership of the selling stockholder holding such shares before the offering and after giving effect to the offering, but are not deemed outstanding for computing the beneficial ownership of any other selling stockholder. In addition to the shares set forth in the table, the number of shares to be sold includes an indeterminate number of shares issuable upon exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416 under the Securities Act.
(2)	We do not know when or in what amounts a selling stockholder may offer shares for sale. The selling stockholders may decide not to sell any or all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering and because there are currently no agreements, arrangements or undertakings with respect to the sale of any of the shares, we cannot estimate the number of shares that will be held by the selling stockholders after completion of this offering. However, for purposes of this table, we have assumed that, after completion of this offering, all of the warrants will have been exercised and none of the shares covered by this prospectus will be held by the selling stockholders.

(3)	Of the shares beneficially owned by Dr. Boersch, 6,431,667 shares are held by Mountain Partners AG, a significant shareholder in the Company, and 1,021,863 shares are held by BH Capital Management AG over which Mountain Partners AG has voting and investment authority. Dr. Boersch is a principal of and member of the board of Mountain Partners AG. The securities purchased by Dr. Boersch in the private placement were purchased by him for his own account and not for the account of or on behalf of Mountain Partners AG. Dr. Boersch may be deemed to have beneficial ownership of the shares owned by Mountain Partners AG. Dr. Boersch disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein, and the inclusion of these shares herein this report shall not be deemed an admission of beneficial ownership of all of the reported shares for Section 16 or for any other purpose.

PLAN OF DISTRIBUTION

The selling stockholders, and any of their respective pledgees, donees, transferees or other successors in interest, may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices, and may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	one or more underwritten offerings on a firm commitment or best efforts basis;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions or discounts may be less than or in excess of those customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholders. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the respective donees, transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of supplementing or amending the list of selling stockholders to include the respective donee, pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Under the securities laws of some states, the shares of our common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of our common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay certain fees and expenses we incur in connection with the registration of the securities. We have agreed to indemnify the selling stockholders against all losses, claims, damages and liabilities, including liabilities under the Securities Act, in connection with any misrepresentation made by us in this prospectus.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by the selling stockholders. If we are notified by any selling stockholders that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of our common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of our common stock to engage in market-making activities with respect to the shares of our common stock. All of the foregoing may affect the marketability of the shares of our common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of our common stock.

There can be no assurance that the selling stockholders will sell any or all of the shares of our common stock registered pursuant to the registration statement, of which this prospectus forms a part.

CERTAIN PROVISIONS OF OUR CHARTER DOCUMENTS AND DELAWARE LAW

Anti-Takeover Provisions of our Delaware Certificate of Incorporation and By-laws

In addition to the board of directors’ ability to issue shares of preferred stock, our fourth amended and restated certificate of incorporation, as amended, and our amended and restated by-laws contain other provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of our Company unless such takeover or change in control is approved by our board of directors. These provisions include a classified board of directors as discussed above, elimination of stockholder action by written consents, advance notice procedures for stockholder proposals and supermajority vote requirements for business combinations.

Classified Board; Limitation on Ability of Stockholders to Remove Directors. Under the Delaware General Corporation Law, unless the certificate of incorporation otherwise provides, directors serving on a classified board can only be removed by the stockholders for cause. The provision for a classified board could prevent a party who acquires control of a majority of our outstanding common stock from obtaining control of the board until our second annual stockholders meeting following the date the acquirer obtains the controlling stock interest. The classified board provision could have the effect of discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us and could increase the likelihood that incumbent directors will retain their positions. In addition, our fourth amended and restated certificate of incorporation, as amended, provides that our stockholders may only remove a director from office for cause.

Elimination of Stockholder Action Through Written Consent. Our fourth amended and restated certificate of incorporation, as amended, provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting.

Advanced Notice Procedures for Stockholder Proposals. Our amended and restated by-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board. Stockholders at our annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to our secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although our amended and restated by-laws do not give our board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our amended and restated by-laws may have the effect of precluding the conduct of some business at a meeting if the proper procedures are not followed or may discourage or defer a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Business Combinations. Our fourth amended and restated certificate of incorporation, as amended, provides that the affirmative vote of holders of at least 66 2/3% of the total outstanding shares eligible to vote is required in the event of (i) a merger or combination between the company and an entity or person owning, directly or indirectly, 10% of our shares (an “Interested Purchaser”) or (ii) any sale of the company or a sale of all or substantially all of our assets to an Interested Purchaser (a transaction described in (i) or (ii) being a “Transaction”), unless: (a) the Transaction is approved by two-thirds of the members of the Board of Directors; or (b) as a result of the Transaction, all holders of then outstanding shares (other than the Interested Purchaser) receive cash in an amount at least equal to the greatest of (x) the highest price paid by the Interested Purchaser for any shares during the offer, (y) an amount reflecting the same or a greater percentage relationship to the then market price of the company’s stock as the highest price per share paid by the Interested Purchaser during the tender offer bears to the market price of the stock immediately prior to the commencement of the tender offer, or (z) an amount equal to the earnings per share of the company for the four full consecutive fiscal quarters immediately preceding the proposed Transaction multiplied by the then current price/earnings ratio of the Interested Purchaser.

Provisions of Delaware Law Governing Business Combinations

We are subject to the “business combination” provisions of Section 203 of the Delaware General Corporation Law. In general, such provisions prohibit a publicly held Delaware corporation from engaging in any “business combination” transactions with any “interested stockholder” for a period of three years after the date on which the person became an “interested stockholder,” unless:

•	prior to such date, the board of directors approved either the “business combination” or the transaction which resulted in the “interested stockholder” obtaining such status;

•	upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the “interested stockholder” owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the “interested stockholder”) those shares owned by (a) persons who are directors and also officers and (b) employee stock plans in which employ participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to such time, the “business combination” is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the “interested stockholder.”

A “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns 15% or more of a corporation’s voting stock or within three years did own 15% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

Limitations on Liability and Indemnification of Officers and Directors

Our fourth amended and restated certificate of incorporation, as amended, limits the liability of our directors to the fullest extent permitted by the Delaware General Corporation Law and provides that we will indemnify them to the fullest extent permitted by such law. We have entered into indemnification agreements with all of our current directors and expect to enter into a similar agreement with any new directors.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Greenberg Traurig, LLP, Boston, Massachusetts.

EXPERTS

The consolidated financial statements and the related financial statement schedule of Identive Group, Inc. as of and for the year ended December 31, 2012 appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 have been audited by Ernst & Young GmbH, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements and the related financial statement schedule of Identive Group, Inc. as of December 31, 2011 and for the years ended December 31, 2011 and 2010 appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 have been audited by Deloitte & Touche GmbH, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other documents with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549. You should call 1-800-SEC-0330 for more information on the operation of the public reference room. Our SEC filings are also available to you on the SEC’s Internet site at http://www.sec.gov. The SEC’s Internet site contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet site.

Our Internet address is www.identive-group.com. The information on our Internet website is not incorporated by reference in this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference is considered part of this prospectus. The documents and reports that we list below are incorporated by reference into this prospectus. In addition, all documents and reports which we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus are incorporated by reference in this prospectus as of the respective filing dates of these documents and reports. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

We have filed the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

(1)	Our Annual Report on Form 10-K for the year ended December 31, 2012;

(2)	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013;

(3)	Our Current Reports on Form 8-K filed on January 16, 2013, March 7, 2013 (two filings), April 16, 2013, April 23, 2013, May 3, 2013, June 4, 2013, June 14, 2013 (two filings), August 7, 2013, August 14, 2013, August 21, 2013 and September 3, 2013 with the SEC;

(4)	All of our filings pursuant to the Exchange Act after the date of filing the initial registration statement and prior to the effectiveness of the registration statement; and

(5)	The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on September 5, 1997 (which incorporates the Registrant’s Description of Capital Stock included in the Registrant’s 424(b)(4) prospectus, File No. 333-29073, as filed with the SEC on October 7, 1997), including any amendment or report filed for the purpose of updating such description.

You may request a copy of these documents, which will be provided to you at no cost, by contacting:

Identive Group, Inc.

1900 Carnegie Avenue, Building B

Santa Ana, California 92705

Attn: Investor Relations

Tel.: (949) 250-8888, extension 106

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by Identive Group, Inc. (except any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in connection with the sale of the shares). All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$2,095
Legal fees and expenses	20,000
Accounting fees and expenses	20,000
Miscellaneous expenses	5,000

Total expenses	$47,095

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, or the DGCL, empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

Our certificate of incorporation and by-laws provide that we will indemnify, to the fullest extent permitted by the DGCL, each director or officer of our company, whom we refer to as an “Indemnitee.” Such indemnification includes payment by us, in advance of the final disposition of a civil or criminal action, suit, or proceeding, of expenses incurred by a director or officer in defending such action, suit, or proceeding upon receipt of any undertaking by or on behalf of such director or officer to repay such payment if it is ultimately determined that he or she is not entitled to be indemnified by us.

Under Delaware law, to the extent that an Indemnitee is successful on the merits in defense of a suit or proceeding brought against him or her by reason of the fact that he or she is or was a director, officer, or agent of our company, or serves or served any other enterprise or organization at the request of our company, we shall indemnify him or her against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such action.

If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, an Indemnitee may be indemnified under Delaware law against both (i) expenses, including attorney’s fees, and (ii) judgments, fines, and amounts paid in settlement if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of our company, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

If unsuccessful in defense of a suit brought by or in the right of our company, where the suit is settled, an Indemnitee may be indemnified under Delaware law only against expenses (including attorneys’ fees) actually and reasonably incurred in the defense or settlement of the suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of our company except that if the Indemnitee is adjudged to be liable for negligence or misconduct in the performance of his or her duty to our company, he or she cannot be made whole even for expenses unless a court determines that he or she is fully and reasonably entitled to indemnification for such expenses.

Also under Delaware law, expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding may be paid by our company in advance of the final disposition of the suit, action, or proceeding upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by our company. We may also advance expenses incurred by other employees and agents of our company upon such terms and conditions, if any, that our board of directors of the registrant deems appropriate.

Reference is made to “Undertakings” below, for the registrant’s undertakings in this registration statement with respect to indemnification of liabilities arising under the Securities Act of 1933, as amended.

Item 16. Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description

2.1	Agreement and Plan of Merger among SCM Microsystems, Inc., Deer Acquisition, Inc., Hart Acquisition LLC and Hirsch Electronics Corporation dated as of December 10, 2008. (Filed previously as an exhibit to the Company’s Current Report on Form 8-K, filed on December 11, 2008 (SEC File No. 000-29440).)

2.2	Business Combination Agreement, dated September 20, 2009, between SCM Microsystems, Inc. and Bluehill ID AG. (Filed previously as an exhibit to the Company’s Current Report on Form 8-K, filed on September 21, 2009 (SEC File No. 000-29440).)

2.3	Amendment to Business Combination Agreement, dated October 20, 2009, between SCM Microsystems, Inc. and Bluehill ID AG. (Filed previously within Annex A of the Company’s Registration Statement on Form S-4/A, filed on November 10, 2009 (SEC File No. 333-162618).)

2.4	Share Purchase Agreement between SCM Microsystems, Inc. d/b/a/ Identive Group, Dr. George Levy, Mr. Matt McDaniel, GL Investments, LLC, Mr. Hugo Garcia, Mr. Stan Kenney and RockWest Technology Group LLC dated March 30, 2010. (Filed previously as an exhibit to the Company’s Current Report on Form 8-K, filed on March 31, 2010 ( SEC File No. 000-29440).)

2.5	Stock Purchase Agreement, dated April 29, 2011, between Identive Group, Inc. and the Selling Shareholders of idOnDemand, Inc. (Filed previously as an exhibit to the Company’s Current Report on Form 8-K, filed May 4, 2011 (SEC File No. 000-29440).)

3.1	Fourth Amended and Restated Certificate of Incorporation, as amended. (Filed previously as an exhibit to the Company’s Registration Statement on Form S-4/A, filed on November 10, 2009 (SEC File No. 333-162618).)

3.2	Certificate of Amendment to Fourth Amended and Restated Certificate of Incorporation. (Filed previously as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed on May 17, 2010 (SEC File No. 000-29440).)

3.3	Certificate of Amendment to Fourth Amended and Restated Certificate of Incorporation. (Filed previously as an exhibit to the Company’s Current Report on Form 8-K, filed on June 17, 2010 (SEC File No. 000-29440).)

3.4	Certificate of Amendment to Fourth Amended and Restated Certificate of Incorporation (Filed previously as an exhibit to the Company’s Current Report on Form 8-K, filed on June 7, 2011 (SEC File No. 000-29440).)

3.5	Amended and Restated Bylaws of Registrant. (Filed previously as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, filed on November 14, 2002 (SEC File No. 000-22689).)

4.1	Specimen Registrant’s Common Stock Certificate. (Filed previously as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, filed on August 16, 2010 (SEC File No. 000-29440).)

4.2	Warrant Agreement, dated August 7, 2013, by and between Identive Group, Inc. and Hercules Technology Growth Capital, Inc. (Filed previously as an exhibit to the Company’s Current Report on Form 8-K, filed on August 7, 2013 (SEC File No. 000-29440).)

4.3	Form of Warrant (Filed previously as an exhibit to the Company’s Current Report on Form 8-K, filed August 14, 2013 (SEC File No. 000-29440).)

*5.1	Opinion of Greenberg Traurig, LLP, counsel to the Registrant, as to the legality of the shares of common stock.

*23.1	Consent of Greenberg Traurig, LLP (included in the opinion filed as Exhibit 5.1).

*23.2	Consent of Ernst & Young GmbH, independent registered public accounting firm.

*23.3	Consent of Deloitte & Touche GmbH, independent auditors.

**24.1	Power of Attorney.

*	Filed herewith.
**	Previously filed.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, or the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or Exchange Act, that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, California, on September 19, 2013.

Identive Group, Inc.

By:	/s/ DAVID WEAR
David Wear
Chief Financial Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Ayman S. Ashour	Chairman of the Board and Director	September 19, 2013

* Jason Hart	Chief Executive Officer (Principal Executive Officer) and Director	September 19, 2013

/s/ DAVID WEAR David Wear	Chief Financial Officer and Secretary (Principal Financial Officer)	September 19, 2013

* Kamal Kant Gupta	Vice-President Finance and Corporate Controller (Principal Accounting Officer)	September 19, 2013

* Saad Alazem	Director	September 19, 2013

* Steven Humphreys	Director	September 19, 2013

* Phil Libin	Director	September 19, 2013

* Hans Liebler	Director	September 19, 2013

* Lawrence W. Midland	Director	September 19, 2013

* Daniel S. Wenzel	Director	September 19, 2013

*By:	/S/ DAVID WEAR
David Wear, as Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger among SCM Microsystems, Inc., Deer Acquisition, Inc., Hart Acquisition LLC and Hirsch Electronics Corporation dated as of December 10, 2008. (Filed previously as an exhibit to the Company’s Current Report on Form 8-K, filed on December 11, 2008 (SEC File No. 000-29440).)

2.2	Business Combination Agreement, dated September 20, 2009, between SCM Microsystems, Inc. and Bluehill ID AG. (Filed previously as an exhibit to the Company’s Current Report on Form 8-K, filed on September 21, 2009 (SEC File No. 000-29440).)

2.3	Amendment to Business Combination Agreement, dated October 20, 2009, between SCM Microsystems, Inc. and Bluehill ID AG. (Filed previously within Annex A of the Company’s Registration Statement on Form S-4/A, filed on November 10, 2009 (SEC File No. 333-162618).)

2.4	Share Purchase Agreement between SCM Microsystems, Inc. d/b/a/ Identive Group, Dr. George Levy, Mr. Matt McDaniel, GL Investments, LLC, Mr. Hugo Garcia, Mr. Stan Kenney and RockWest Technology Group LLC dated March 30, 2010. (Filed previously as an exhibit to the Company’s Current Report on Form 8-K, filed on March 31, 2010 ( SEC File No. 000-29440).)

2.5	Stock Purchase Agreement, dated April 29, 2011, between Identive Group, Inc. and the Selling Shareholders of idOnDemand, Inc. (Filed previously as an exhibit to the Company’s Current Report on Form 8-K, filed May 4, 2011 (SEC File No. 000-29440).)

3.1	Fourth Amended and Restated Certificate of Incorporation, as amended. (Filed previously as an exhibit to the Company’s Registration Statement on Form S-4/A, filed on November 10, 2009 (SEC File No. 333-162618).)

3.2	Certificate of Amendment to Fourth Amended and Restated Certificate of Incorporation. (Filed previously as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed on May 17, 2010 (SEC File No. 000-29440).)

3.3	Certificate of Amendment to Fourth Amended and Restated Certificate of Incorporation. (Filed previously as an exhibit to the Company’s Current Report on Form 8-K, filed on June 17, 2010 (SEC File No. 000-29440).)

3.4	Certificate of Amendment to Fourth Amended and Restated Certificate of Incorporation (Filed previously as an exhibit to the Company’s Current Report on Form 8-K, filed on June 7, 2011 (SEC File No. 000-29440).)

3.5	Amended and Restated Bylaws of Registrant. (Filed previously as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, filed on November 14, 2002 (SEC File No. 000-22689).)

4.1	Specimen Registrant’s Common Stock Certificate. (Filed previously as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, filed on August 16, 2010 (SEC File No. 000-29440).)

4.2	Warrant Agreement, dated August 7, 2013, by and between Identive Group, Inc. and Hercules Technology Growth Capital, Inc. (Filed previously as an exhibit to the Company’s Current Report on Form 8-K, filed on August 7, 2013 (SEC File No. 000-29440).)

4.3	Form of Warrant (Filed previously as an exhibit to the Company’s Current Report on Form 8-K, filed August 14, 2013 (SEC File No. 000-29440).)

*5.1	Opinion of Greenberg Traurig, LLP, counsel to the Registrant, as to the legality of the shares of common stock.

*23.1	Consent of Greenberg Traurig, LLP (included in the opinion filed as Exhibit 5.1).

*23.2	Consent of Ernst & Young GmbH, independent registered public accounting firm.

*23.3	Consent of Deloitte & Touche GmbH, independent auditors.

**24.1	Power of Attorney.

*	Filed herewith.
**	Previously filed.